                                                               Exhibit 10.10(B)

         AMENDED AND RESTATED SCHEDULE TO LOAN AND SECURITY AGREEMENT
         ------------------------------------------------------------

Borrower:  VISIO CORPORATION

Address:   520 Pike Street, Suite 1800
           Seattle, Washington  98101-4001


Date:      February 28,  1997


REVOLVING LOAN

CREDIT LIMIT;
SECURITY:
(Section 1.1)            An amount not to exceed $1,000,000 at any one time
                         outstanding. The amount of all letters of credit issued by Silicon at the request of the Borrower shall reduce, dollar for dollar, the amount otherwise available to be borrowed under the formula described in this paragraph.
                         This Revolving Loan shall be unsecured. Borrower shall not grant a security interest in, or lien on, any of its assets in favor of any person other than Silicon.

INTEREST RATE:
(Section 1.2)            A rate equal to the "Prime Rate" in effect from time to
                         time. Interest calculation shall be made on the basis of a 360-day year and the actual number of days elapsed. "Prime Rate" means the rate announced from time to time by Silicon as its "prime rate"; it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

LOAN ORIGINATION FEE:
(Section 1.3)            $2,000, which is due and payable at closing. (Any
                         Commitment Fee previously paid by the Borrower in connection with this loan shall be credited against this Fee.)

MATURITY DATE:
(Section 5.1)            February 28, 1998, at which time all unpaid principal
                         and accrued by unpaid interest shall be due and payable.

MATURITIES OF
LETTERS OF CREDIT:       Commercial or standby letters of credit issued by
                         Silicon shall have a maximum maturity of not later than February 28, 1998, without the prior written consent of Silicon.


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FOREIGN EXCHANGE
SUBLIMIT:        Borrower may utilize up to the Credit Limit for spot and future foreign exchange contracts (the "Exchange Contracts"). All
                 Exchange Contracts must provide for delivery of settlement on or before the Maturity Date. The limit available at any time shall be reduced by the following amounts (the "Foreign
                 Exchange Reserve") on each day (the "Determination Date"): (i) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed more than two business days from the Determination Date, 20% of the gross amount of the Exchange Contracts; plus (ii) on all outstanding Exchange
                 Contracts on which delivery is to be effected or settlement allowed within two business days after the Determination Date, 100% of the gross amount of the Exchange Contract, the Borrower may request that Silicon debit the Borrower's bank account with Silicon for such amount, provided Borrower has immediately available funds in such amounts in its bank account.

                 Whenever Borrower desires to enter into an Exchange Contract, Borrower will notify Silicon by facsimile transmission or by telephone not later than 11:00 a.m. California time, two business days before effectiveness of the contract. Silicon shall be entitled to rely on any such telephone notice given by any person who Silicon reasonably believes to be an officer of Borrower, and Borrower shall indemnify and hold Silicon harmless for any damages or loss suffered by Silicon as a result of such reliance.

                 Silicon may, in its discretion, terminate the Exchange Contracts at any time (a) that an Event of Default occurs or
                 (b) that there is no sufficient availability under the Credit Limit and Borrower does not have available funds in its bank account to satisfy the Foreign Exchange Reserve. If Silicon terminates the Exchange Contracts, and without limitation of the FX Indemnity Provisions (as referred to below), Borrower agrees to reimburse Silicon for any and all fees, costs and expenses relating thereto or arising in connection therewith.

                 Borrower shall not permit the total gross amount of all Exchange Contracts on which delivery is to be effected and settlement allowed in any two business day period to be more than the Credit Limit, nor shall Borrower permit the total gross amount of all Exchange Contracts to which Borrower is a party, outstanding at any one time, to exceed the Credit Limit.

                 The Borrower shall execute all standard form applications and agreements of Silicon in connection with the Exchange Contracts, and without limiting any of the terms of such applications and agreements the Borrower will pay all standard fees and charges of Silicon in connection with the Exchange Contracts.

                 Without limiting any of the other terms of this Agreement or any such standard form applications and agreement of Silicon, Borrower agrees to indemnify Silicon and hold it harmless, from and against any and all claims, debts, liabilities, demands, obligations, actions, costs and expenses (including, without limitation, attorneys fees of counsel of Silicon's choice), of every nature and description which it may sustain or incur, based upon, arising out of, or in any way relating to any of the Exchange Contracts or any transactions relating thereto or contemplated

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                       thereby (collectively referred to as the "FX Indemnity
                       Provisions").

REPAYMENT:             The Borrower shall repay on demand any amount drawn on a
                       letter of credit issued by Silicon. Silicon may, but is not obligated to, add to the principal amount outstanding under the Revolving Loan any amount drawn on a letter of credit issued by Silicon. Any such amount shall be subject to the terms applicable to the Revolving Loan.

ISSUANCE:              The issuance of any letter of credit under this Agreement
                       is subject to Silicon's written approval and must be in form and content satisfactory to Silicon and in favor of a beneficiary reasonably acceptable to Silicon. The
                       Borrower shall execute Silicon's then-current application forms, reimbursement agreement and related documents as a condition to Silicon's issuance of any letter of credit.

FEES: The Borrower shall pay Silicon the fees and costs customarily charged by Silicon (at the time of issuance of the letter of credit) with respect to the issuance of letters of credit.


FIRST TERM LOAN

AMOUNT:                Not exceeding $250,000 in the aggregate.

PURPOSE: The Borrower shall use the proceeds of each disbursement of the Term Loan solely for the purpose of purchasing the new equipment identified in the draw request for such disbursement.

INTEREST RATE:         9.5% per annum

AMORTIZATION:          36 equal monthly installments of principal commencing on
                       the first business day of August, 1994, and on the first business day of each month thereafter through and including the first business day of July, 1997, each such installment shall be in the amount of 1/36 of the principal amount of the term loan outstanding as of July
                       1, 1994.

DRAW
PROCEDURES:            The Borrower shall submit to the Lender not less than
                       three business days prior to the date of any requested disbursement of the Term Loan, a written request for borrowing, together with such written documentation as lender may require identifying the equipment to be purchased with such requested disbursement. Unless such requirement is expressly waived in writing by Silicon, no disbursement of the Term Loan shall be made after July 1, 1994 and the amount of each disbursement of the Term Loan shall not exceed 80% of the invoice price of the equipment to be financed by such purchase.

LOAN ORIGINATION FEE:
(Section 1.3)          $1,000.  This fee was paid at closing.


SECOND TERM LOAN

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AMOUNT:                Not exceeding $500,000 in the aggregate.

PURPOSE: The Borrower shall use the proceeds of each disbursement of the Term Loan solely for the purpose of purchasing the new equipment identified in the draw request for such disbursement.

INTEREST RATE:         A rate equal to the Prime Rate in effect from time
                       to time, plus 2.0% per annum.

AMORTIZATION:          36 equal monthly installments of principal commencing on
                       the first business day of October, 1994, and on the first business day of each month thereafter through and including the first business day of October, 1997, each such installment shall be in the amount of 1/36 of the principal amount of the Term Loan outstanding as of October 1, 1994.

DRAW
PROCEDURES:            The Borrower shall submit to the lender not less than
                       three business days prior to the date of any requested disbursement of the term loan, a written request for borrowing, together with such written documentation as Lender may require identifying the equipment to be purchased with such requested disbursement. Unless such requirement is expressly waived in writing by Silicon, no disbursement of the Term Loan shall be made after October
                       1, 1994 and the amount of each disbursement of the Term
                       Loan shall not exceed 80% of the invoice price of the equipment to be financed by such purchase.

LOAN ORIGINATION FEE:
(Section 1.3)          $2,500.  This fee was paid at closing.


THIRD TERM LOAN

AMOUNT: An amount not to exceed the lesser of: (i) $750,000.00 at any one time outstanding; or (ii) the amount of the "Equipment Borrowing Base", as defined below. For purposes of this Schedule, the "Equipment Borrowing Base" shall mean the sum of (a) 80% of the invoice amount for equipment purchased by Borrower after September 30, 1994. Silicon shall have no obligation to advance against taxes, freight charges, installation charges or other similar amounts relating to Borrower's equipment, whether or not such amounts are identified on the invoices submitted to Silicon. Equipment to be included in the Equipment Borrowing Base must be new equipment, at the time of purchase by Borrower, owned by Borrower, in good working order, must not be subject to any liens in favor of any person or entity other than Silicon, and must be subject to a first perfected security interest in favor of Silicon. Silicon shall make advances under this Third Term Loan from time to time, based on invoices and other documentation as shall be requested by Silicon to support such advances, but Silicon shall have no obligation to make any advance under this term loan after March 25, 1996.

                       Borrower shall submit to Silicon such invoices, advance requests and other information, in form acceptable to Silicon, as Silicon shall require from time to

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

                       time.

                       Once the total amount of the principal has been advanced under this Third Term Loan, Borrower is no longer entitled to further advances. Advances may be requested in writing by Borrower or an authorized person. Silicon may, but need not, require that all oral requests be confirmed in writing. The unpaid principal balance owing on this Term Loan at any time may be evidenced by endorsements to this Schedule or by Silicon's internal records, including daily computer print-outs.

PURPOSE: The borrower shall use the proceeds of each disbursement of the Third Term Loan solely for the purpose of purchasing the new equipment identified in the draw request for such disbursement.

INTEREST RATE:         The interest rate applicable to the Third Term loan shall
                       be a rate equal to the "Prime Rate" in effect from time to time, plus 1.75% per annum. Interest calculations shall be made on the basis of a 360-day year and the actual number of days elapsed. "Prime Rate" means the rate announced from time to time by Silicon as its "Prime
                       Rate"; it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate shall change on each date there is a change in the Prime Rate.

MATURITY DATE:
(Section 5.1)          March 25, 1999, at which time all unpaid principal and
                       accrued but unpaid interest shall be due and payable.

AMORTIZATION:          Borrower shall pay Silicon 12 monthly payments of
                       interest only commencing April 25, 1995. Commencing on April 25, 1996, the Borrower shall pay Silicon 36 equal monthly payments of principal, in the amount necessary to repay fully the outstanding principal of the Third Term loan in 36 payments, plus interest calculated as provided in this Schedule. Subsequent payments are due on the 25th day of each month thereafter.

                       In the event that $500,000 has been disbursed under the Third Term Loan, that amount shall be automatically segregated, and Borrower shall on the 25th day of the next month commence paying Silicon 36 equal monthly payments of principal in the amount necessary to repay fully the outstanding $500,000 principal in 36 payments, plus interest calculated as provided in this Schedule. With regard to any amounts disbursed in excess of $500,000, Borrower shall make monthly payments of interest only until March 25, 1996; commencing April 25, 1996, Borrower shall make 36 equal monthly payments of principal in the amount necessary to repay fully the outstanding balance 36 payments, plus interest calculated as provided in this Schedule.

DRAW
PROCEDURES:            The Borrower shall submit to the Lender not less than
                       three business days prior to the date of any requested disbursement of the Third Term Loan, a written request for borrowing, together with such written documentation as Lender may require identifying the equipment purchased or to be purchased with such requested disbursement.
                       Unless such requirement is expressly waived in writing by Silicon,

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                       no disbursement of the Third Term loan shall be made
                       after March 25, 1996, and the amount of each disbursement of the Third Term Loan shall not exceed 80% of the invoice price of the equipment to be financed by such purchase.

LOAN ORIGINATION
FEE:
(Section 1.3)          $1,000.  This fee was paid at closing.


REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER.

PRIOR NAMES OF
BORROWER:              Axon Corporation
(Section 3.2)          Shapeware Corporation

TRADE NAMES OF
BORROWER:              None
(Section 3.2)

OTHER LOCATIONS
AND ADDRESSES: Approximately $40,000 of inventory is located at
(Section 3.3)          Prism Group, Inc., 15530 Woodinville-Redmond Road,
                       Woodinville, WA 98027

MATERIAL ADVERSE
LITIGATION:            None
(Section 3.10)

ADDITIONAL DUTIES OF THE BORROWER.

FINANCIAL
COVENANTS:
(Section 4.1)          Borrower shall at all times comply with all of the
                       following covenants:

QUICK RATIO:           Borrower shall maintain a ratio of Quick Assets (defined
                       below) to current liabilities less deferred revenue of not less than 2.0:1.0 measured as of the end of each fiscal quarter of Borrower.

MINIMUM TANGIBLE
NET WORTH:             Borrower shall maintain a Minimum Tangible Net Worth (as
                       defined below) of not less than $28,275,000, measured quarterly.

DEBT TO TANGIBLE
NET WORTH RATIO:      Borrower shall maintain a ratio of total liabilities
                      (excluding deferred revenues and Subordinated Debt) to Tangible Net Worth (including deferred revenue) of not more than .75:1.0, measured quarterly.

TERM DEBT
COVERAGE:             The sum of cash plus net line of credit availability shall at all times exceed 2.5 times the outstanding balance on the Term Loans, or the ratio of net earnings plus

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

                      interest, taxes and noncash expenses divided by the sum of current maturities of long term debt plus interest (measured quarterly on an annualized basis) shall exceed 1.50:1.0.

DEFINITIONS:          Except as otherwise provided in the loan and Security
                      Agreement or in this schedule, accounting terms not specifically defined shall be construed, and all accounting procedures shall be performed, in accordance with generally accepted United States accounting principles consistently applied. Capitalized terms used in this Schedule and not otherwise defined herein shall have the meanings ascribed to those terms in the text of the loan and Security Agreement.

                           "Quick Assets" means cash on hand or on deposit in banks, readily marketable securities issued by the United States, readily marketable commercial paper rated "A-1" by Standard & Poor's Corporation (or a similar rating by a similar rating organization), certificates of deposit and banker's acceptances, and accounts receivable (net of allowance for doubtful accounts).

                           "Subordinated Debt" means indebtedness for borrowed money of Borrower which shall have been subordinated to the Obligations of Borrower under the Loan and Security Agreement, on terms and conditions acceptable to Silicon.

                           "Tangible Net Worth" means total assets minus total liabilities, plus Subordinated Debt, determined in accordance with generally accepted accounting principles, excluding however, all assets which would be classified as intangible assets under generally accepted accounting principles, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, franchises, capitalized software costs and deferred organizational costs.

                           "Term Loans" means the First Term Loan, the Second Term Loan and the Third Term Loan, as defined above.

OTHER COVENANTS:
(Section 4.1)          Borrower shall at all times comply with all of the
                       following additional covenants:

                           1. BANKING RELATIONSHIP. Borrower shall at all times maintain its primary banking relationship with Silicon.

                           2. SEC FILINGs. Borrower shall provide Silicon with Borrower's 10-q and 10-k filings at the time borrower files such documents with the Securities Exchange Commission.


CONDITIONS TO
CLOSING: Before requesting any such advance of any Loan, Borrower shall satisfy each of the following conditions:

1.  LOAN DOCUMENTS:

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

                       Borrower shall have executed and delivered to Silicon all loan documents required by Silicon.

2.  DOCUMENTS RELATING
    TO AUTHORITY, ETC.:

                       Silicon shall have received each of the following in form and substance satisfactory to it:

                       (a) A certified copy of a Resolution adopted by the Board of Directors of Borrower authorizing the execution, delivery and performance of all loan documents executed by Borrower in connection with this transaction; and

                       (b) Incumbency Certificates describing the office and identifying the specimen signatures of the individuals signing all such loan documents on behalf of Borrower.

3.   INSURANCE:

                       Silicon shall have received evidence satisfactory to it that all insurance required by this Agreement is in full force and effect with all necessary loss payable endorsements.

5.   OTHER INFORMATION:

                       Silicon shall have received such other statements, opinions, certificates, documents and information with respect to matters contemplated by this Agreement as it may reasonably request.


     BORROWER:                 VISIO CORPORATION


                               By:   /S/  Ed Leary
                               Title:  Controller


     SILICON:            SILICON VALLEY BANK


                               By:   /S/  Jo Surbrugg
                               Title:  Senior Vice President







PAGE 8 - AMENDED AND RESTATED SCHEDULE TO LOAN AND SECURITY AGREEMENT

                          LOAN MODIFICATION AGREEMENT


BETWEEN: Visio Corporation, a Washington corporation ("Borrower"), whose address is 520 Pike Street, Suite 1800, Seattle, Washington 98101-4001

AND: Silicon Valley Bank ("Silicon"), whose address is 3003 Tasman Drive, Santa Clara, California 95054

DATE:     February 28, 1997

         This Loan Modification Agreement is entered into on the above date by Borrower and Silicon.

         I.       Background. Borrower entered into a Loan and Security
                  ----------
Agreement with Silicon in (as amended from time to time, the "Loan Agreement"). Capitalized terms used in this Loan Modification Agreement shall, unless otherwise defined in this Agreement, have the meaning given to such terms in the Loan Agreement.

         Silicon and Borrower are entering into this Agreement to state the terms and conditions of certain modifications to the Loan Agreement and the Schedule, as amended prior to the date of this Agreement.

         2.       Modifications to Loan Agreement and Schedule.
                  --------------------------------------------

                  2.1 The Schedule to the Loan Agreement is hereby deleted and replaced by the Amended and Restated Schedule to Loan and Security Agreement attached to this Agreement.

                  2.2 Section 4.6(viii) of the Loan Agreement is deleted in its entirety.

                  2.3 Borrower acknowledges and agrees that all Obligations, including without limitation Borrower's obligation to repay amounts advanced by Silicon to Borrower on the terms of the Loan Agreement and Schedule as modified by this Loan Modification Agreement, are secured by all liens and security interests granted by Borrower to Silicon in the Loan Agreement.

         3. Conditions Precedent. This Loan Modification Agreement shall not
            --------------------
take effect until Borrower delivers to Silicon a Certified Resolution of Borrower and such other documents as Silicon shall reasonably require to give effect to the terms of this Loan Modification Agreement.

         4. No Other Modifications. Except as expressly modified by this Loan
            ----------------------
Modification Agreement, the terms of the Loan Agreement, as amended prior to the date of this Loan Modification Agreement, shall remain unchanged and in full force and effect. Silicon's agreement to modify the Loan Agreement pursuant to this Loan Modification Agreement shall not obligate Silicon to make any future modifications to the Loan Agreement or any other loan document. Nothing in this Loan Modification Agreement shall constitute a satisfaction of any indebtedness of any Borrower to Silicon. It is the intention of Silicon and Borrower to retain as liable parties all makers and endorsers of the Loan Agreement or any other loan document. No maker, endorser, or guarantor shall be released by virtue of this Loan Modification Agreement. The terms of this paragraph shall apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

Page 1 - LOAN MODIFICATION AGREEMENT

         5.       Representations and Warranties.
                  ------------------------------

                  5.1 The Borrower represents and warrants to Silicon that the execution, delivery and performance of this Agreement are within the Borrower's corporate powers, and have been duly authorized and are not in contravention of law or the terms of the Borrower's articles of incorporation, bylaws or of any undertaking to which the Borrower is a party or by which it is bound.

                  5.2 The Borrower understands and agrees that in entering into this Agreement, Silicon is relying upon the Borrower's representations, warranties and agreements as set forth in the Loan Agreement and other loan documents. Borrower hereby reaffirms all representations and warranties in the Loan Agreement, all of which are true as of the date of this Agreement.

                                            BORROWER:

                                                 VISIO CORPORATION



                                                 By:      /S/ Ed Leary
                                                 Title:   Controller




                                            SILICON:

                                                 SILICON VALLEY BANK



                                                 By:      /S/  Jo Surbrugg
                                                 Title:   Senior Vice President


Page 2 - LOAN MODIFICATION AGREEMENT